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Newmont Mining Corporation
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On February 21, 2019, Newmont posted on its website, www.newmont.com, an earnings presentation that includes, among other matters, information related to the Newmont’s proposed acquisition of all of the issued and outstanding common shares of Goldcorp Inc. Newmont held a related live webcast presentation on February 21, 2019 at 10:00 a.m. Eastern Time.

The following is an excerpt from the earnings presentation:

# Newmont Goldcorp strategic combination

**Creating the world's leading gold company:**

- Strongest portfolio of operating gold mines, projects, and Reserves in favorable jurisdictions
- Targeting sustainable production of 6 to 7 million ounces of gold annually[1]
- Industry-leading dividend and investment-grade balance sheet
- Transaction expected to close in second quarter 2019

NEWMONT GOLDCORP

**Value proposition:**

- Expect $100M in annual pre-tax synergies primarily through G&A and supply chain savings
- Full Potential continuous improvements have track record of delivering ~$75/oz once fully ramped-up[11]
- Total value creation potential of >$2.5 billion[12]
- Further upside from project optimization, sequencing, exploration, and divestments
- Stable free cash flow from steady production and improving costs over a decades long horizon

February 21, 2019

Newmont Mining Corporation I Full Year and Q4 2018 earnings I Slide 25

# Endnotes

*Investors are encouraged to read the information contained in this presentation in conjunction with the following notes, the Cautionary Statement on slide 2 and the factors described under the "Risk Factors" section of the Company's Form 10-K, filed with the SEC on February 21, 2019 and disclosure in the Company's other recent SEC filings.*

1. Caution Regarding Projections: Projections used in this presentation are considered forward-looking statements. See cautionary statement regarding forward looking statements on slide 2. Forward-looking information representing post-closing expectations is inherently uncertain. Estimates such as expected future production, internal rate of return, asset sales and synergies are preliminary in nature. There can be no assurance that the proposed transaction will close or that the forward-looking information will prove to be accurate.

[...]

February 21, 2019

Newmont Mining Corporation I Full Year and Q4 2018 earnings I Slide 41

# Endnotes

[...]

11. Full Potential: Full Potential cost savings or improvements as used in this presentation are considered operating measures provided for illustrative purposes, and should not be considered GAAP or non-GAAP financial measures. Full Potential amounts are estimates utilized by management that represent estimated cumulative incremental value realized as a result of Full Potential projects implemented and are based upon both cost savings and efficiencies that have been monetized for purposes of the estimation. Because Full Potential savings/improvements estimates reflect differences between certain actual costs incurred and management estimates of costs that would have been incurred in the absence of the Full Potential program, such estimates are necessarily imprecise and are based on numerous judgments and assumptions.

12. Value creation: "Value creation potential" as used in this presentation is a management estimate provided for illustrative purposes, and should not be considered a GAAP or non-GAAP financial measure. Value creation potential represents management's estimate of cost savings and improvements as the result of the Full Potential program (see endnote 11) and synergies as a result of the proposed transaction that have been monetized and projected over a twenty year period for purposes of the estimation, applying a discount rate of 7%. Such estimates are necessarily imprecise and are based on numerous judgments and assumptions. Expected Full Potential cost savings or improvements and synergies are projections (see endnote 1) and as such value creation potential is a "forward-looking statement" subject to risks, uncertainties and other factors which could cause actual value creation to differ from expected value creation (see slide 2 for additional information).

February 21, 2019 Newmont Mining Corporation | Full Year and Q4 2018 earnings | Slide 42

The following is an excerpt from the transcript of the live webcast presentation:

 Corrected Transcript

21-Feb-2019

Newmont Mining Corp. (NEM)

Q4 2018 Earnings Call

1-877-FACTSET www.callstreet.com	Copyright © 2001-2019 FactSet CallStreet, LLC

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Gary J. Goldberg

Chief Executive Officer, Newmont Mining Corp.

Thanks, Tom. Turning us to slide 25, in January, we announced an agreement to combine with Goldcorp with the vision of creating the world’s leading gold business, as measured by assets, people, prospects, and value.

Newmont Goldcorp will operate a world-class portfolio of assets on four continents with the ability to target sustainable and profitable production of between 6 million and 7 million ounces of gold annually and have the benefit of additional revenue of about $1.5 billion from other products, including silver, zinc, and copper. We will have the sector’s best project pipeline and exploration portfolio in terms of both quality and depth, and these prospects translate to the gold sector’s largest reserve and resource base, with long-term leverage to the gold price. Finally, we will continue to have the financial flexibility to execute our capital priorities, deliver sustainable shareholder returns through an industry-leading dividend, and maintain an investment grade balance sheet.

We expect the transaction to close in the second quarter, following our special stockholder meetings in April and receipt of all necessary regulatory approvals. In the meantime, we’re working to ensure a smooth transition and integration as we position the business to deliver industry-leading returns for decades to come.

Newmont Goldcorp’s value proposition is unparalleled. We expect to generate $100 million in annual pre-tax synergies from G&A savings and a streamlined supply chain, and we plan to achieve additional benefits from the application of our proven Full Potential continuous improvement program, where we have proven we can deliver sustainable cost efficiencies and productivity improvements of approximately $75 per ounce once fully ramped up. This equates to about $165 million per year. Combined with the $100 million of annual synergies, these efforts have the potential to deliver more than $2.5 billion in total value creation.

Further upside is expected through project optimization and sequencing, asset divestments, and an increased and focused investment in the exploration potential of these assets. Newmont Goldcorp’s operations and project pipeline provides the foundation for steady, profitable production; stable cash flow generation; and improving costs over the long term, and gives a significant optionality and the ability to continue to advance only those projects that meet our minimum hurdle rate of 15% at a $1,200 gold price.

I recently had the opportunity to visit Red Lake and Musselwhite, meeting with more than 600 people in crew meetings at the sites. I am pleased by the quality of the talent that I met and the future operational potential of these assets. Our teams will be working diligently over the coming weeks to close the transaction, and we anticipate providing an update to our 2019 guidance in due course, along with a view of our longer-term guidance later this year at our Investor Day. We’re very excited about this combination and have clear implementation plans in place to create the world’s leading gold business.

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1-877-FACTSET www.callstreet.com	Copyright © 2001-2019 FactSet CallStreet, LLC

Cautionary statement regarding forward looking statements:

This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “believe,” “target,” “indicative,” “preliminary,” or “potential.” Forward-looking statements in this presentation may include, without limitation: (i) statements relating to Newmont’s planned acquisition of Goldcorp (the “proposed transaction”) and the expected terms, timing and closing of the proposed transaction, including receipt of required approvals and satisfaction of other customary closing conditions; (ii) estimates of future production and sales, including expected annual production range; (iii) estimates of future costs applicable to sales and all-in sustaining costs; (iv) expectations regarding accretion; (v) estimates of future capital expenditures; (vi) estimates of future cost reductions, efficiencies and synergies; (vii) expectations regarding future exploration and the development, growth and potential of Newmont’s and Goldcorp’s operations, project pipeline and investments, including, without limitation, project returns, expected average IRR, schedule, decision dates, mine life, commercial start, first production, capital average production, average costs and upside potential; (viii) expectations regarding future investments or divestitures; (ix) expectations of future dividends and returns to shareholders; (x) expectations of future free cash flow generation, liquidity, balance sheet strength and credit ratings; (xi) expectations of future equity and enterprise value; and (xii) expectations of future plans and benefits; (xiii) expectations regarding future mineralization, including, without limitation, expectations regarding reserves and resources, grade and recoveries; and (xiv) estimates of future closure costs and liabilities. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of Newmont’s and Goldcorp’s operations and projects being consistent with current expectations and mine plans, including, without limitation, receipt of export approvals; (iii) political developments in any jurisdiction in which Newmont and Goldcorp operate being consistent with its current expectations; (iv) certain exchange rate assumptions for the Australian dollar or the Canadian dollar to the U.S. dollar, as well as other exchange rates being approximately consistent with current levels; (v) certain price assumptions for gold, copper, silver, zinc, lead and oil; (vi) prices for key supplies being approximately consistent with current levels; (vii) the accuracy of current mineral reserve, mineral resource and mineralized material estimates; and (viii) other planning assumptions. Risks relating to forward-looking statements in regard to the Newmont’s and Goldcorp’s business and future performance may include, but are not limited to, gold and other metals price volatility, currency fluctuations, operational risks, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political risk, community relations, conflict resolution governmental regulation and judicial outcomes and other risks. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the prompt and effective integration of Newmont’s and Goldcorp’s businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the proposed transaction; the risk associated with Newmont’s and Goldcorp’s ability to obtain the approval of the proposed transaction by their shareholders required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; the risk that a consent or authorization that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the outcome of any legal proceedings that may be instituted against the parties and others related to the arrangement agreement; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; potential volatility in the price of Newmont Common Stock due to the proposed transaction; the anticipated size of the markets and continued demand for Newmont’s and Goldcorp’s resources and the impact of competitive responses to the announcement of the transaction; and the diversion of management time on transaction-related issues. For a more detailed discussion of such risks and other factors, see Newmont’s 2018 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) as well as the Company’s other SEC filings, available on the SEC website or www.newmont.com, Goldcorp’s most recent annual information form as well as Goldcorp’s other filings made with Canadian securities regulatory authorities and available on SEDAR, on the SEC website or www.goldcorp.com. Newmont is not affirming or adopting any statements or reports attributed to Goldcorp (including prior mineral reserve and resource declaration) in this presentation or made by Goldcorp outside of this presentation. Goldcorp is not affirming or adopting any statements or reports attributed to Newmont (including prior mineral reserve and resource declaration) in this presentation or made by Newmont outside of this presentation. Newmont and Goldcorp do not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this presentation, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

Additional information about the proposed transaction and where to find it

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. This communication is being made in respect of the proposed transaction involving the Company and Goldcorp pursuant to the terms of an Arrangement Agreement by and among the Company and Goldcorp and may be deemed to be soliciting material relating to the proposed transaction. In connection with the proposed transaction, the Company will file a proxy statement relating to a special meeting of its stockholders with the Securities and Exchange Commission (the “SEC”). Additionally, the Company will file other relevant materials in connection with the proposed transaction with the SEC. Security holders of the Company are urged to read the proxy statement regarding the proposed transaction and any other relevant materials carefully in their entirety when they become available before making any voting or investment decision with respect to the proposed transaction because they will contain important information about the proposed transaction and the parties to the transaction. The definitive proxy statement will be mailed to the Company’s stockholders. Stockholders of the Company will be able to obtain a copy of the proxy statement, the filings with the SEC that will be incorporated by reference into the proxy statement as well as other filings containing information about the proposed transaction and the parties to the transaction made by the Company with the SEC free of charge at the SEC’s website at www.sec.gov, on the Company’s website at www.newmont.com/investor-relations/default.aspx or by contacting the Company’s Investor Relations department at jessica.largent@newmont.com or by calling 303-837-5484. Copies of the documents filed with the SEC by Goldcorp will be available free of charge at the SEC’s website at www.sec.gov.

Participants in the proposed transaction solicitation

The Company and its directors, its executive officers, members of its management, its employees and other persons, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s 2018 Annual Report on Form 10-K filed with the SEC on February 21, 2019, its proxy statement relating to its 2018 Annual Meeting of Stockholders filed with the SEC on March 9, 2018 and other relevant materials filed with the SEC when they become available. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the proposed transaction will be set forth in the proxy statement filed with the SEC relating to the transaction when it becomes available. Additional information concerning Goldcorp’ executive officers and directors is set forth in its 2017 Annual Report on Form 40-F filed with the SEC on March 23, 2018, its management information circular relating to its 2018 Annual Meeting of Stockholders filed with the SEC on March 16, 2018 and other relevant materials filed with the SEC when they become available.